1 Merger of HomeStreet, Inc. and Simplicity Bancorp NASDAQ:HMST/SMPL

2 Important Disclosures Forward-Looking Statements We may make forward-looking statements in this presentation about our industry, our future financial performance and our plans and objectives. These statements are subject to many risks and uncertainties, and are based on our management's current expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our Quarterly Report on Form 10-Q for the period ended June 30, 2014. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. For instance, our ability to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities may be limited due to future risks and uncertainties. Closing of the transactions discussed in this presentation will be contingent on meeting certain conditions, including the receipt of federal and state regulatory approval and certain shareholder approvals from the shareholders of each entity. In particular, statements about the timing and likelihood of the consummation of the acquisitions, revenue enhancements of the combined entities on a go-forward basis, the successful integration of their respective employees and customers, and anticipated size and value of the combined entity, as well as statements that anticipate these events, are forward-looking in nature. In addition, integration of the acquired operations may take longer or prove more expensive than we anticipate, and may distract management from our operations. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Additional Information About the Merger and Where to Find it The merger will require the approval of Simplicity’s stockholders, and the issuance of shares comprising the merger consideration will require the approval of HomeStreet’s shareholders. This announcement is not a recommendation in favor of a vote on the transaction or on the issuance of shares in the transaction, nor is it a solicitation of proxies in connection with any such vote. HomeStreet and Simplicity will file a joint proxy statement and other relevant documents with the SEC in connection with the merger. The parties also will apply for registration of the HomeStreet shares to be issued in the transaction following a fairness hearing to be convened by the Commissioner of the California Department of Business Oversight. Details about the fairness hearing, including a formal notice of the hearing, will be published and made available to Simplicity stockholders in accordance with Section 25142 of the California Corporations Code. SHAREHOLDERS OF SIMPLICITY AND HOMESTREET ARE ADVISED TO READ THE JOINT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS THE FAIRNESS HEARING NOTICE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT, IN ADDITION TO ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The joint proxy statement, fairness hearing notice, and other relevant materials (when they become available), and any other documents filed with or furnished to the SEC by HomeStreet or Simplicity, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents by contacting the Corporate Secretary of HomeStreet at 800-654-1075 or the Corporate Secretary of Simplicity at 800-524-2274. HomeStreet and Simplicity and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Simplicity and HomeStreet shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Simplicity and HomeStreet common shares will be set forth in the joint proxy statement relating to the merger when it becomes available. This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending June 30, 2014. Non-GAAP Financial Measures Information on any non-GAAP financial measures referenced in today’s presentation, including a reconciliation of those measures to GAAP measures, may also be found in our SEC filings and in the earnings release available on our web site.

# Strategic Regional Expansion

**Strategically Attractive**

- Simplicity Bank: $879 million asset - $653 million deposit institution with seven retail branches in the demographically desirable Los Angeles metro market – largest population concentration in California and 2nd largest urban area in the nation
- Accelerates earnings diversification and growth of Commercial & Consumer Banking businesses
- Complements recent expansion of mortgage, commercial real estate and residential construction lending in Southern California
- Loyal retail deposit customer base; continuing relationship with Kaiser Permanente system
- Expands existing Southern California single family mortgage origination footprint to attractive new submarkets
- Opportunity to add complementary commercial lending platform in the largest SBA lending market in the U.S.

**Low-Cost Low-Risk Opportunity**

- Purchase price approximately 96% of Simplicity's tangible book value [1]
- Complementary lending and deposit customer base
- Clean balance sheet with minimal asset quality issues
- Meaningful cost synergies: targeting 37% of Simplicity's noninterest expenses
- HomeStreet executive management experienced in Los Angeles marketplace

**Financially Compelling**

- Expected >15% internal rate of return and >12% return on invested capital
- Tangible book value initial dilution of 2.8% and earn back period of 1.3 years
- Highly accretive to Commercial & Consumer Banking segment earnings per share
- Simplicity Bank's excess capital available to support HomeStreet's growth strategy
- Potential for valuation multiple expansion as a result of increased market liquidity and earnings diversification
  - Pro forma market capitalization of ~$393 million[1]
  - Pro forma first year Commercial & Consumer Banking segment earnings contribution >50% total net income

[1] Using HMST 10-day average stock price as of market close 9/19/14 of $17.83 and pro forma total shares of 22,028,070

[HomeStreet]
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4 Simplicity Bank • $879 million asset federal savings bank headquartered in Covina, California • Founded in 1953 as Kaiser Permanente Credit Federal Credit Union, converted to a thrift in 1999  Bank maintains a relationship with Kaiser Permanente • Seven-branch retail deposit branch network in Los Angeles metro area • Business lines  Single Family lending, commercial real estate lending (emphasis in multifamily), consumer lending  Retail consumer deposits • Total deposits of $653 million  Approximately 60,000 consumer deposit accounts • Total loans of $724 million • Total equity of $137 million Simplicity Bank branch network LA Metro Market Snapshot • Largest population concentration in Western U.S. • Second largest urban area in U.S. • Largest manufacturing center in U.S.

5 Simplicity Bank Financial Overview (1) Overview Headquarters: Established: Assets ($Millions): Deposits ($Millions): Gross Loans ($Millions): Covina, CA 1953 $879.2 $652.8 $720.3 Asset Quality NPAs / Assets 2: NPAs / (Loans + OREO) 2: Reserves / Gross Loans: NCOs / Avg. Loans: 0.90% 1.10% 0.63% 0.05% Balance Sheet Loans / Deposits: Securities / Assets: DDA / Deposits: TCE / TA: Tier 1 Leverage Ratio: 110.3% 7.1% 9.3% 15.19% 14.13% Performance ROAA: ROAE: Net Interest Margin: Non Interest Income / Avg. Assets Cost of Deposits: Efficiency Ratio: 0.62% 3.78% 3.30% 0.66% 0.82% 75.94% Source: SNL Financial and regulatory filings (1) As of and for the year ended 6/30/14 (2) Excluding restructured loans

6 Pro Forma Combined Franchise • Diversified financial services company headquartered in Seattle, with concentrations in the demographically desirable Pacific Northwest and Southern California • Leading Northwest mortgage lender and commercial & consumer bank with a growing presence in California • Pro forma assets of $4.11 billion (1) • Pro forma deposits of $3.07 billion (1) • Combined 99 retail deposit branches and lending centers in the Western United States and Hawaii (2) (1) As of 6/30/14 (2) As of 9/29/14

7 (1) Using HMST 10-day average stock price as of market close 9/19/14 and outstanding total shares of HMST and SMPL as of 6/30/14 (2) EPS accretion/dilution excludes one-time transaction and integration expenses Key Transaction Metrics (1) Purchase Price Consideration $128.0 million (100% stock, estimated 7,178,378 shares issued – pro forma total shares of 22,028,070) Pro Forma Purchase Price per Share $17.83 Implied TBV Multiple 0.96 x 6/30/14 tangible book value EPS Accretion/Dilution 0.6% accretive in 2015 and 2.1% dilutive in 2016 (1st full year), highly accretive (>40%) to commercial and consumer banking segment EPS in 2015 and 2016(2) TBV Accretion/Dilution 2.8% dilutive TBV Earnback Period 1.3 years on incremental earnings IRR & ROIC >15% Internal Rate of Return; >12% Return On Invested Capital Pro Forma Ownership 67% HMST, 33% SMPL (one SMPL board member to become HMST board member post transaction) Exchange Ratio – within stock price collar 1.00 (as long as purchase price remains between $15 and $20 per share – stock price collar) Exchange Ratio – outside stock price collar Price < $15: HMST option to increase exchange ratio so that deal value equals value at $15 per share or terminate deal; Price > $20: Exchange ratio decreases so that deal value equals value at $20 per share First Full Year Operating Cost Savings (pre-tax) $9.9 million (37% of Simplicity’s estimated non-interest expense) Restructuring Charge (pre-tax) $19.2 million ($10.9 million before or in quarter of close, $8.3 million in quarter after close) First Full Year Revenue Enhancements (pre-tax) $8.1 million (earnings on excess capital, SBA lending, mortgage lending) Loan Fair Value Adjustment 2.2% reduction to Simplicity’s gross loans Core Deposit Intangible Estimated at 1.78% of Simplicity’s core deposits Goodwill No goodwill created; ~$700 thousand pre-tax bargain purchase gain at closing

8 Single family 41% Home equity 5% CRE 20% Multifamily 16% Construction 9% C&I 7% Consumer 2% Single family 40% CRE 5% Multifamily 47% Consumer 8% Single family 41% Home equity 7% CRE 26% Multifamily 4% Construction 12% C&I 10% Consumer 0% Loan Composition HomeStreet Loan Yield: 4.27% Simplicity Bank Loan Yield: 4.55% Pro Forma Loan Yield: 4.35% (1) Source: Regulatory filings Balances as of and for the quarter ended 6/30/14 (1) On a combined basis; does not reflect purchase price adjustments to current rates ($ in thousands) Single family 749,204$ 288,960$ 1,038,164$ Home equity 136,181 625 136,806 CRE 476,411 38,062 514,473 Multifamily 72,327 335,040 407,367 Construction 219,282 - 219,282 C&I 185,177 - 185,177 Consumer - 57,167 57,167 Grand Total 1,838,582$ 719,854$ 2,558,436$ HomeStreet Standalone Simplicity Standalone HomeStreet & Simplicity pro forma

9 Source: Regulatory filings Balances as of and for the quarter ended 6/30/14 (1) On a combined basis; does not reflect purchase price adjustments to current rates Other Trans. Demand Deposits 9% NOW & Other Trans. Accts. 13% Money Market & Savings 40% Time Deposits 38% Demand Deposits 17% NOW & Other Trans. Accts. 13% Money Market & Savings 47% Time Deposits 23% Demand Deposits 20% NOW & Other Trans. Accts. 13%Money Market & Savings 48% Time Deposits 19% Deposit Composition HomeStreet Simplicity Bank Pro Forma Cost of Deposits: 0.45% Cost of Deposits: 0.81% Cost of Deposits: 0.53% (1) ($ in thousands) Demand Deposits 472,255$ 60,569$ 532,824$ NOW & Other Trans. Accts. 324,604 81,781 406,385 Money Market & Savings 1,163,324 263,939 1,427,263 Time Deposits 457,529 246,534 704,063 Grand Total 2,417,712$ 652,823$ 3,070,535$ HomeStreet Standalone Simplicity Standalone HomeStreet & Simplicity pro forma

# Pro Forma Balance Sheet and Capital Ratios

| ($ in thousands, except share data) | HomeStreet Standalone [1] | Simplicity Bank Book Value [1] | Pro Forma HomeStreet [2] |
|---|---|---|---|
| Cash and cash equivalents | $ 74,991 | $ 69,253 | $ 144,244 |
| Investment securities | 454,966 | 62,797 | 517,763 |
| Loans held for sale | 549,440 | 3,687 | 553,127 |
| Loans held for investment (net of reserves) | 1,812,895 | 715,750 | 2,517,378 |
| Mortgage servicing rights | 117,991 | 771 | 118,762 |
| Premises & equipment | 43,896 | 3,764 | 47,660 |
| Other real estate owned | 11,083 | 284 | 11,367 |
| Accounts receivable and other assets | 155,724 | 18,932 | 174,656 |
| Goodwill | 11,945 | 3,950 | 11,945 |
| Core deposit intangible | 2,745 | - | 10,152 |
| Total assets | $ 3,235,676 | $ 879,188 | $ 4,107,054 |
| Deposits | 2,417,712 | 652,823 | 3,074,011 |
| FHLB advances & other borrowings | 398,771 | 85,000 | 484,014 |
| Long term debt | 61,857 | - | 61,857 |
| Accounts payable and other liabilities | 69,087 | 4,479 | 70,775 |
| Total liabilities | 2,947,427 | 742,302 | 3,690,657 |
| Shareholder's equity | 288,249 | 136,886 | 416,397 |
| Total liabilities and shareholder's equity | $ 3,235,676 | $ 879,188 | $ 4,107,054 |

| | | | |
|---|---|---|---|
| TCE / TA | 8.5% | 15.2% | 9.7% |
| Leverage Ratio [3] | 10.2% | 14.1% | 10.8% |
| Tier 1 Risk-Based Capital Ratio [3] | 13.8% | 20.9% | 14.9% |
| Total Risk-Based Capital Ratio [3] | 14.8% | 21.7% | 15.9% |

Pro forma TCE increases over 100 basis points

(1) Source: Regulatory filings as of 6/30/14
(2) Includes estimated purchase accounting adjustments
(3) For the depository institution

[HomeStreet]

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